EXHIBIT 99.1

Press Release: Greif, Inc. Announces Proposed Offering of $500 Million of Senior Notes Due 2027

Greif, Inc. (NYSE: GEF, GEF.B) (“Greif”) today announced the commencement of a private offering of $500 million aggregate principal amount of senior notes due 2027 (the “Notes”), subject to market and other conditions. The offering of the Notes is part of the financing of the merger consideration for the previously announced acquisition (the “Caraustar Acquisition”) of Paperboard Parent, Inc., the parent company of Caraustar Industries, Inc. (collectively, “Caraustar”).

Greif intends to use the net proceeds from the offering of the Notes, together with borrowings under new senior secured credit facilities that it expects to enter into on the date the Caraustar Acquisition closes, to fund the merger consideration of the Caraustar Acquisition, redeem the $250.0 million aggregate principal amount of its 7.75% senior unsecured notes due August 1, 2019, repay outstanding borrowings under its existing senior secured credit facilities and pay related fees and expenses.

The Caraustar Acquisition has not been completed as of the date of this press release and is subject to customary closing conditions. The Notes offering is not conditioned upon the completion of the Caraustar Acquisition, but Greif will be required to redeem the Notes if the Caraustar Acquisition is not completed.

The Notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release is for informational purposes only and is neither an offer to buy or sell nor a solicitation of an offer to buy or sell the securities described herein. There shall not be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Greif

Greif is a global leader in industrial packaging products and services and is pursuing its vision: in industrial packaging, be the best performing customer service company in the world. The company produces steel, plastic and fibre drums, intermediate bulk containers, reconditioned containers, flexible products, containerboard and packaging accessories and provides filling, packaging and other services for a wide range of industries. Greif also manages timber properties in the southeastern United States. The company is strategically positioned in over 40 countries to serve global as well as regional customers.

Cautions Concerning Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Greif’s financing plans and the Caraustar Acquisition and other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments. These forward-looking statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions, and include statements reflecting future results, trends or guidance, and statements of outlook. All forward-looking statements are based on assumptions, expectations and other information currently available to management. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. These risks and uncertainties include: the ability to successfully complete the Caraustar Acquisition on a timely basis, including receipt of required regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement; the outcome of any legal proceedings that may be instituted against the parties and others related to the Caraustar Acquisition; the satisfaction of certain conditions to the completion of the Caraustar Acquisition; the conditions of the credit markets and Greif’s ability to issue debt to fund the Caraustar Acquisition on acceptable terms; the impact of indebtedness incurred by Greif in connection with the transaction and the potential impact on the rating of indebtedness of Greif; if the Caraustar Acquisition is completed, the ability to retain the acquired businesses’ customers and employees, the ability to successfully integrate the acquired businesses into Greif’s operations, and the ability to achieve the expected synergies as well as accretion in margins, earnings or cash flow; competitive pressures in Greif’s various lines of business; the risk of non-renewal or a default under one or more key customer or supplier arrangements or changes to the terms of or level of purchases under those arrangements; uncertainties with respect to U.S. tax or trade laws; the effects of any investigation or action by any regulatory authority; and changes in foreign currency rates and the cost of commodities. Greif is subject to additional risks and uncertainties described in its Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This communication reflects management’s views as of January 28, 2019. Except to the extent required by applicable law, Greif undertakes no obligation to update or revise any forward-looking statement.

For more information, please refer to the contacts below:

Investors: Matt Eichmann, Vice President, Investor Relations & Corporate Communications, 740-549-6067